Exhibit 10.6
TERMINATION OF OPTION AGREEMENT
This TERMINATION OF OPTION AGREEMENT (this “Termination”), dated as of July 12, 2012, is entered into by and between HollyFrontier Corporation (as successor-in-interest to Holly Corporation), a Delaware corporation (“HFC”), HEP UNEV Pipeline LLC (f/k/a Holly UNEV Pipeline Company), a Delaware limited liability company (“HEP UNEV”), Holly Energy Partners – Operating, L.P., a Delaware limited partnership (“HEP-Operating”), Navajo Pipeline Co., L.P., a Delaware limited partnership, Holly Logistic Services, L.L.C., a Delaware limited liability company, HEP Logistics Holdings, L.P., a Delaware limited partnership, Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”) and HEP Logistics GP, L.L.C., a Delaware limited liability company. The above-named entities are sometimes referred to in this Termination collectively as the “Parties.”
R E C I T A L S
A.The Parties previously entered into that certain Option Agreement, dated as of January 31, 2008, as amended by that certain First Amendment to Option Agreement, dated as of February 11, 2010 (collectively, the “Option Agreement”), pursuant to which HEP UNEV granted to HEP-Operating an irrevocable option to purchase all the equity interests owned by HEP UNEV in UNEV Pipeline, LLC, a Delaware limited liability company, upon the terms and conditions set forth in the Option Agreement.

B.HFC and HEP desire to enter into that certain LLC Interest Purchase Agreement, by and among HFC, HEP and HEP UNEV Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of HEP (“Holdings”), pursuant to which Holdings would acquire from HFC all the issued and outstanding membership interests held by HFC in HEP UNEV (the “Purchase Agreement”).

C.The termination of the Option Agreement is a condition precedent to the closing of the transactions contemplated by the Purchase Agreement and the Parties desire to terminate the Option Agreement.
A G R E E M E N T
For and in consideration of the mutual understandings contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby covenant and agree as follows:
1.Termination. The Parties agree that, effective immediately as of the execution of this Termination, the Option Agreement shall terminate in its entirety and be of no further force or effect and there shall be no liability or obligations on the part of any party thereto of any nature whatsoever with respect to, in connection with or otherwise arising under the Option Agreement.

2.    Release. The Parties hereby release and forever discharge one another for any and all past, present and future claims, demands, rights, judgments, executions, damages, liabilities, costs or expenses (including attorney’s fees and court costs), and causes of action of any and every character (whether heretofore or now known, unknown or unforeseen, or hereafter discovered) that in any way arise out of, relate to or result from the Option Agreement.
3.    Governing Law. This Termination shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Termination to the laws of another state.
4.    Severability. If any provision of this Termination shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Termination shall remain in full force and effect.
5.    Counterparts. This Termination may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]
IN WITNESS WHEREOF, the Parties have executed this Termination on the date first written above.
HOLLYFRONTIER CORPORATION

By:     /s/ Michael C. Jennings
Name:    Michael C. Jennings
Title:    Chief Executive Officer and President

HEP UNEV PIPELINE LLC

By:     /s/ Michael C. Jennings
Name:    Michael C. Jennings
Title:    Chief Executive Officer and President

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:     /s/ Matthew P. Clifton
Name:    Matthew P. Clifton
Title:    Chief Executive Officer and President

HEP LOGISTICS HOLDINGS, L.P.

By:    Holly Logistic Services, L.L.C.
its general partner

By: /s/ Matthew P. Clifton
Name:    Matthew P. Clifton
Title:    Chief Executive Officer and                     President

HOLLY LOGISTIC SERVICES, L.L.C.

By:     /s/ Matthew P. Clifton
Name:    Matthew P. Clifton
Title:    Chief Executive Officer and President

NAVAJO PIPELINE CO., L.P.

By:     /s/ Michael C. Jennings
Name:    Michael C. Jennings
Title:    Chief Executive Officer and President

HOLLY ENERGY PARTNERS, L.P.

By:    HEP Logistics Holdings, L.P.
its general partner

By:    Holly Logistic Services, L.L.C.,
its general partner

By:    /s/ Matthew P. Clifton
Name: Matthew P. Clifton
Title:    Chief Executive Officer and                 President

HEP LOGISTICS GP, L.L.C.

By:     /s/ Matthew P. Clifton
Name:    Matthew P. Clifton
Title:    Chief Executive Officer and President

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